EXHIBIT 5.1
                                THE LAW OFFICE OF
                            JAMES G. DODRILL II, P.A.
                                5800 HAMILTON WAY
                            BOCA RATON, FLORIDA 33496
                               TEL. (561) 862-0529
                               FAX: (561) 862-0927
                         EMAIL: jimdodrill@adelphia.net
 ______________________________________________________________________________

                                February 13, 2003

iGames Entertainment, Inc.
301 Yamato Road, Suite 2199
Boca Raton, Florida 33431

Gentlemen and Ladies:

         At your request, I have acted as counsel for iGames Entertainment, Inc., a Nevada corporation (the "Company"), in connection with the Company's preparation of Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of 3,920,000 shares of the Company's $.001 par value common stock (the "Common Stock") to be sold by certain Selling Shareholders, including 1,500,000 shares of Common Stock to be acquired by the Selling Shareholders upon the exercise of outstanding warrants.

         I am familiar with the Certificate Of Incorporation, the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, I have examined such other certificates, agreements, documents and papers, and have made such other inquiries and investigations of law as I have deemed appropriate and necessary in order to express the opinion set forth in this letter. In these examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters I have relied upon certificates and advice from various state authorities and public officials, and have assumed the accuracy of the material and the factual matters contained herein.

         Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is my opinion that the shares of Common Stock to be sold by the selling shareholders will, when sold, be legally issued, fully paid, and nonassessable and that the Company has the power, and has properly issued the Shares

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

         This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                   Sincerely,
                                   Law Office of James G. Dodrill II, PA

                                   By:  /s/ James G. Dodrill II, Esq.